UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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THE RUBICON PROJECT, INC.
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The Rubicon Project, Inc.
12181 Bluff Creek Drive, 4th Floor
Los Angeles, California 90094

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated June 3, 2020 (the “Supplement”), supplements the proxy statement, dated May 27, 2020 (the “Proxy Statement”), filed with the Securities and Exchange Commission in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Rubicon Project, Inc. (the “Company,” “we,” “our,” or “us”) for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 8, 2020 at 12:00 noon Pacific Time, and any adjournment or postponement thereof, via live webcast at https://web.lumiagm.com/293659257.

The purpose of this Supplement is solely to correct certain errors in the Grants of Plan-Based Awards - 2019 table under “Rubicon Project Named Executive Officer Compensation Tables” on page 36 of the Proxy Statement. The changes are included in bold in the revised Grants of Plan-Based Awards - 2019 table below.

Grants of Plan-Based Awards - 2019

The following table provides information regarding the equity and non-equity incentive plan awards that were granted to Rubicon Project’s named executive officers in 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Michael Barrett	—	257,500	515,000	772,500	—	—	—	—
	2/22/2019	—	—	—	350,000	—	—	1,799,000
	2/22/2019	—	—	—	—	300,000	5.14	883,827
David Day	—	130,000	260,000	390,000	—	—	—	—
	2/20/2019	—	—	—	188,000	—	—	924,960
	2/20/2019	—	—	—	—	161,000	4.92	454,019
Thomas Kershaw	—	137,500	275,000	412,500	—	—	—	—
	2/20/2019	—	—	—	209,000	—	—	1,028,280
	2/20/2019	—	—	—	—	179,000	4.92	504,779
Adam Soroca	—	112,500	225,000	337,500	—	—	—	—
	2/20/2019	—	—	—	157,000	—	—	772,440
	2/20/2019	—	—	—	—	134,000	4.92	377,879
Joseph Prusz	—	112,500	225,000	337,500	—	—	—	—
	2/20/2019	—	—	—	130,000	—	—	639,600
	2/20/2019	—	—	—	—	111,000	4.92	313,019

___________

(1)	In accordance with the rules of the SEC, these amounts represent the aggregate grant date fair value of the stock awards and option awards granted to the named executive officer during 2019 computed in accordance with ASC 718. Our equity awards valuation approach and related underlying assumptions for awards granted in 2019 are described in Note 2 “Organization and Summary of Significant Accounting Policies-Stock-Based Compensation” and Note 13 “Stock-Based Compensation” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019. The reported amounts do not necessarily reflect the value that may be realized by the executive with respect to the awards, which will depend on future changes in stock value and may be more or less than the amount shown.

* * *

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.

VOTING MATTERS

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

By order of the Board of Directors,
Aaron Saltz
Corporate Secretary

June 3, 2020